Power of Attorney

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Elisabeth A. Eden, Angela Pino, Donna Briggs, or any of them signing singly, to serve as my true and lawful attorney-in-fact to:

 (1)	execute for me in my capacity as a
Director and/or an Officer of PNM Resources, Inc.
(?Company?), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of
1934 (?1934 Act?) and the associated rules;

 (2)	do and perform for me all acts which may
be necessary or desirable to complete and execute
Forms 3, 4, and 5, complete and execute any amendments, and timely file the forms with the Untied States Securities and Exchange Commission and the New York Stock Exchange, or similar authority; or

 (3)	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

 I acknowledge that the attorneys-in-fact are
serving at my request and neither they nor the
Company are assuming any of my responsibilities
to comply with Section 16 of the 1934 Act.  This
Power of Attorney shall remain in full force and
effect until I am no longer required to file
Forms 3, 4, and 5 with respect to my holdings of
and transactions in securities issued by the
Company, unless earlier revoked by me in a signed
writing delivered to the Company.
/s/ Henry E. Monroy
Henry E. Monroy
Dated:  January 30, 2020